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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C, 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 16, 2000
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                             Asia Web Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

                        Commission File Number 000-27757


          Delaware                                               33-0529299
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(State or other jurisdiction of                               (I.R.S Employer
incorporation or organization)                               Identification No.)


1947 Camino Vida Roble, Suite 102, Carlsbad, California 92008
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (760) 804-0023
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                                Acubid.com, Inc.
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         (Former name or former address, if changed since last report.)



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Item 5            Other Events

                  On Oct. 11, 2000, Selim K. Zilkha, on behalf of the Selim K. Zilkha Trust filed a lawsuit against the company seeking the return of the Ten Million Dollar ($10,000,000) private placement he invested with the company in June, 2000. Additionally, Zilkha was seeking a temporary restraining order ("TRO") and an application for a preliminary injunction which was set for hearing on Oct. 18, 2000 before the Honorable Napoleon Jones in the United States District Court for the Southern District of California. The TRO and the preliminary injunction sought to freeze Ten Million Dollars ($10,000,000) of the company's assets. The company and its attorneys vigorously opposed the TRO and preliminary injunction and will vigorously defend this lawsuit.

                  The allegations made in Zilkha's complaint asserts violations of the state and federal securities laws, as well as related causes of action. The Registrant unequivocally denies the allegations contained in the Complaint and considers this pre-emptive strike merely to be a tactical maneuver by Zilkha to deflect attention from his own conduct and done with reckless disregard to the rights of over 3,000 of the Registrant's smaller shareholders.

                  On October 20, 2000 the Honorable Napoleon Jones denied Zilhka's Application for a Temporary Restraining Order and Preliminary Injunction to freeze Ten Million Dollars ($10,000,000) of the Company's assets. The Court released its opinion, finding that Zilkha's motion was without merit. This finding was made after a heated hearing in which, the Company's Chief Executive Officer, Michael A. Schaffer, under oath, made an impassioned statement to the Court on behalf of the Company's more than 3,000 shareholders. Schaffer controverted the allegations of Zilkha's lawsuit in every respect, particularly emphasizing the propriety of his and the Company's actions in its dealings with PT Jaring Data Interaktif ("JDI"), the Company's recently acquired subsidiary.

                  The Court declined to freeze $10,000,000 of the Company's assets finding that Zilkha, whose investment put him on the same footing as any other shareholder, has no lien or other legal rights over the Company's assets that would entitle him such an extraordinary injunction.

                  On October 20, 2000, within hours of the District Court releasing its opinion, Zilhka filed an emergency motion in the United States Court of Appeals for the Ninth Circuit seeking an immediate, that is, same day or next day, order freezing $10,000,000 of the Company's assets. As of the date of this report, the Court of Appeals has not granted Zilkha emergency relief and merely required that the Company file its response to Zilkha's motion by October 26, 2000 which was done.

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                                   SIGNATURES


                  Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    October 30, 2000

                                           ACUBID.COM, INC. (Registrant)



                                    By:     /S/ Lawrence Schaffer
                                            -----------------------------------
                                            Lawrence Schaffer, President





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